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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-91483, 33-88634, 33-88636, 33-88638, 333-07835, 333-07831,
333-63815 and 333-63813) and Form S-3 (Nos. 333-36853, 333-49941, 333-57947,
333-75227 and 333-81965) of Maxwell Technologies, Inc. of our report dated February 19, 2000, with respect to the consolidated financial statements of Maxwell Technologies, Inc. included in the Annual Report (Form 10-K) for the five-month period ended December 31, 1999.

                                            /s/ Ernst & Young LLP
                                            ERNST & YOUNG LLP

San Diego, California
March 24, 2000